Exhibit 99.4

Dear Valued Depositor: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of conversion and reorganization (the “Plan”), East Wisconsin Savings Bank will convert from the mutual holding company to the stock holding company form of ownership. To accomplish the conversion, EWSB Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for East Wisconsin Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus, Proxy Materials and a Questions and Answers Brochure describing the conversion, the stock offering and the Plan. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and stock offering. [Although we have received conditional regulatory approval to implement the Plan,] we must receive the vote of East Wisconsin Savings Bank’s members, who are depositors of East Wisconsin Savings Bank, in favor of the Plan. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at East Wisconsin Savings Bank. Please vote all the Proxy Cards you receive! None are duplicates. To cast your votes immediately, vote by telephone or Internet by following the simple instructions on the Proxy Card. Alternatively, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN. Please note: • The proceeds resulting from the sale of stock by EWSB Bancorp, Inc. will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your deposit accounts or loans at East Wisconsin Savings Bank. • Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in the stock offering. THE STOCK OFFERING: As an eligible depositor of East Wisconsin Savings Bank, you have non-transferable rights, but no obligation, to purchase shares of EWSB Bancorp, Inc. common stock during the Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers during the stock offering. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in ordering shares of EWSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to the Bank’s main office located at 109 West Second Street, Kaukauna, Wisconsin; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as an EWSB Bancorp, Inc. stockholder. Thank you for your continued support as an East Wisconsin Savings Bank customer. Sincerely, Charles D. Schmalz President and CEO EWSB-M QUESTIONS? Call our Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.caLT.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: east_wisconsisn_pms_logo.eps; charles_schmalz_k_sig.eps Master: none

Dear Friend: I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “Plan”), East Wisconsin Savings Bank will convert from the mutual holding company to the stock holding company form of ownership. To accomplish the conversion, EWSB Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for East Wisconsin Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus describing the conversion, the stock offering and the Plan. Our records indicate that you were a depositor of East Wisconsin Savings Bank as of the close of business on December 31, 2022 or March 31, 2024, whose account or accounts were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during the Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the stock offering in more detail. Please read the Prospectus carefully before making an investment decision. If you are interested in ordering shares of EWSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to the Bank’s main office located at 109 Second Street, Kaukauna, Wisconsin; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. If you are considering ordering stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about East Wisconsin Savings Bank or ordering shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as an EWSB Bancorp, Inc. stockholder. Sincerely, Charles D. Schmalz President and CEO EWSB-F QUESTIONS? Call our Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.ccLT.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: ewsb_bancorp_inc_4c_logo.eps; charles_schmalz_k_sig.eps Master: none

EWSB-C Dear Potential Investor: I am pleased to tell you about an investment opportunity. Pursuant to a plan of conversion and reorganization (the “Plan”), East Wisconsin Savings Bank will convert from the mutual holding company to the stock holding company form of ownership. To accomplish the conversion, EWSB Bancorp, Inc., a newly formed Maryland corporation that will become the holding company for East Wisconsin Savings Bank, is conducting an offering of its shares of common stock. Enclosed you will find a Prospectus describing the conversion, the stock offering and the Plan. Please read the enclosed Prospectus carefully before making an investment decision. If you are interested in ordering shares of EWSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to the Bank’s main office located at 109 Second Street, Kaukauna, Wisconsin; or (3) regular mail using the stock order reply envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. If you are considering ordering stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about EWSB Bancorp or ordering shares, please refer to the enclosed Prospectus or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as an EWSB Bancorp, Inc. stockholder. Sincerely, Charles D. Schmalz President and CEO QUESTIONS? Call our Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.ceLT.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: charles_schmalz_k_sig.eps; ewsb_bancorp_inc_4c_logo.eps Master: none

EWSB-BD Dear Prospective Investor: Performance Trust Capital Partners, LLC has been retained by East Wisconsin Savings Bank and its proposed holding company, EWSB Bancorp, Inc., as marketing agent in connection with the offering of EWSB Bancorp, Inc. common stock. At the request of East Wisconsin Savings Bank, we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of EWSB Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday (excluding bank holidays), and ask for a Performance Trust representative. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. This is not a recommendation or solicitation for any action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Performance Trust Capital Partners is a member of FINRA and SIPC. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.cgLT.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: performance_trust_cap_partners_logo.eps Master: none

EWSB-PG1 Dear Valued Depositor, As a follow-up to our recent mailing regarding our Plan of Conversion and Reorganization (the “Plan”) and related common stock offering of EWSB Bancorp, Inc., WE URGE YOU TO VOTE ALL OF YOUR PROXY CARDS TODAY. If you have already voted your proxy card(s) from our initial outreach, thank you! You do not need to vote again and can disregard this mailing. If you are not sure you voted all of your proxy cards, we have enclosed duplicate cards for all members of your household. Please note that you may have received more than one proxy card and/or more than one mailing depending on the structure of your accounts. If you are unsure if you have voted all your eligible accounts, please vote all the cards provided. The tabulation system will not double count your votes. The easiest and most cost-effective way to vote is online at ewsb.laurelhill.com. Have your unique control numbers handy from the provided proxy card(s). You will be prompted to enter the control number(s) to vote. You may also vote by phone by calling (844) 254-8899, or by mailing in your paper cards with the supplied business reply envelope. Lastly, you may return your signed proxy cards in-person to any East Wisconsin Savings Bank office during normal business hours. Please be assured that our implementation of the Plan will not affect your accounts, FDIC insurance, or how you access services from East Wisconsin Savings Bank. Only our corporate structure will change. Your account numbers and account statements will remain the same, and you’ll still work with the same friendly staff you know at the same branch locations. Further, we will continue to offer the same products and extensive range of services you have come to expect. If you have any questions about voting or other matters related to the Plan or the stock offering, please call our Information Center at [TBD]. We appreciate your support and encourage you to vote “FOR” approval of the Plan. Please understand that not voting has the same effect as voting against the approval of the Plan. Thank you for your continued support as a customer of East Wisconsin Savings Bank. Sincerely, Charles D. Schmalz President and CEO Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.gaPG.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: east_wisconsisn_pms_logo.eps; charles_schmalz_k_sig.eps Master: none

EWSB-PG2 PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. YOU MAY CAST YOUR VOTE IMMEDIATELY BY FOLLOWING THE PHONE OR INTERNET VOTING INSTRUCTIONS ON THE PROXY CARD. You may also vote by mail using the enclosed envelope. Lastly, you may deliver your signed proxy card to any East Wisconsin Savings Bank office during normal business hours. PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Voting does not obligate you to purchase common stock during the stock offering. Deposit accounts will NOT be converted to common stock. The conversion will change our form of corporate organization, but will not result in changes to our staff, management or your deposit accounts or loans at East Wisconsin Savings Bank. If you receive more than one of these reminder mailings, please vote each Proxy Card received. QUESTIONS? Please call our Information Center at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday, except bank holidays. Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.gaPG.indd | 19‑Apr‑24 22:53 Sequence: 2 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none

Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 120180 | 24‑6407‑1.baFlyer.indd | 19‑Apr‑24 18:12 Sequence: 1 TRIM: 7.5 x 7.5 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none EWSB-PF IMPORTANT NOTICE THIS PACKAGE INCLUDES PROXY CARD(S) REQUIRING YOUR PROMPT VOTE. IF MORE THAN ONE PROXY CARD IS ENCLOSED, PLEASE VOTE EACH CARD. THERE ARE NO DUPLICATE CARDS! THANK YOU!

FOR AGAINST EWSB-BRANCH p FOLD AND DETACH THE PROXY CARD HERE p Signature:____________________________________________________________ Date: ___________________, 2024 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal if signed and dated. If any other business is presented at the Special Meeting of Members or any adjournment thereof, including whether or not to adjourn the Special Meeting, this proxy will be voted by the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the Special Meeting. The undersigned acknowledges receipt from East Wisconsin Savings Bank, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Special Meeting. NAME ADDRESS 1 ADDRESS 2 CITY STATE ZIP EMAIL 1. The approval of a Plan of Conversion and Reorganization whereby East Wisconsin Savings Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and will become the wholly owned subsidiary of a new stock holding company to be known as EWSB Bancorp, Inc., as described in more detail in the accompanying proxy statement. ✔ Please vote by marking one of the boxes as shown. CONTROL NUMBER REVOCABLE PROXY Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 120180 | 24‑6407‑1.haPC.indd | 19‑Apr‑24 18:16 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none

EWSB-BRANCH p FOLD AND DETACH THE PROXY CARD HERE p REVOCABLE PROXY WISCONSIN MUTUAL BANCORP, MHC SPECIAL MEETING OF MEMBERS TO BE HELD ON [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WISCONSIN MUTUAL BANCORP, MHC FOR USE AT THE SPECIAL MEETING OF MEMBERS TO BE HELD ON [TBD], AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. The above-signed being a member of Wisconsin Mutual Bancorp, MHC hereby authorizes the full Board of Directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members to be held on [TBD], Central Time, at 109 West Second Street, Kaukauna, Wisconsin, and at any adjournment or postponement of the Special Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Wisconsin Mutual Bancorp, MHC either a written revocation of the proxy, by giving a duly executed proxy bearing a later date, by voting via the Internet or telephone at a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 120180 | 24‑6407‑1.hcPC.indd | 19‑Apr‑24 18:16 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none

p FOLD AND DETACH THE PROXY CARD HERE p FOR AGAINST EWSB-PC YOUR PROMPT VOTE IS IMPORTANT! Phone or Internet voting is a quick and simple way to vote, available through 11:59 p.m., Central Time, on [TBD] VOTE BY PHONE OR VOTE BY INTERNET OR VOTE BY MAIL (844) 254-8899 Use the telephone to vote your proxy. Have your Proxy Card in hand when you access the telephone voting line. You will be prompted to enter online your 12-digit control number, located in the shaded box above. Each Proxy Card has a unique control number. EWSB.LaurelHill.com Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website. You will be prompted to enter online your 12-digit control number, located in the shaded box above. Each Proxy Card has a unique control number. R Mark, sign and date your Proxy Card and return it in the postage-paid Proxy Reply Envelope provided. If you vote by Phone or Internet you do NOT need to return your Proxy Card by mail. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL PROXY CARDS RECEIVED. Signature:____________________________________________________________ Date: ___________________, 2024 NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” the proposal if signed and dated. If any other business is presented at the Special Meeting of Members or any adjournment thereof, including whether or not to adjourn the Meeting, this proxy will be voted by the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the Special Meeting. The undersigned acknowledges receipt from Wisconsin Mutual Bancorp, MHC, before the execution of this proxy, of both Notice of the Special Meeting of Members and a Proxy Statement for the Special Meeting. ✔ 1. The approval of a Plan of Conversion and Reorganization whereby East Wisconsin Savings Bank will convert from the mutual holding company form of organization to the stock holding company form of organization and will become the wholly owned subsidiary of a new stock holding company to be known as EWSB Bancorp, Inc., as described in more detail in the accompanying proxy statement. Please vote by marking one of the boxes as shown. CONTROL NUMBER REVOCABLE PROXY voting url QR-code To Come Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.hePC.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: phone-image.eps; Internet-image.eps; mail-image.eps Master: none

p FOLD AND DETACH THE PROXY CARD HERE p EWSB-PC THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF EWSB BANCORP, INC. COMMON STOCK IN THE STOCK OFFERING. REVOCABLE PROXY WISCONSIN MUTUAL BANCORP, MHC SPECIAL MEETING OF MEMBERS TO BE HELD ON [TBD] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WISCONSIN MUTUAL BANCORP, MHC FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON [TBD], AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE SPECIAL MEETING, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF SPECIAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. The above-signed being a member of Wisconsin Mutual Bancorp, MHC hereby authorizes the full Board of Directors, and each of them, with full powers of substitution, to represent the above-signed at the Special Meeting of Members (the “Meeting”) to be held on [TBD], Central Time, at 109 West Second Street, Kaukauna, Wisconsin, and at any adjournment or postponement of the Meeting, to act with respect to all votes that the undersigned would be entitled to cast if then personally present, as set forth above. Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Wisconsin Mutual Bancorp, MHC either a written revocation of the proxy, by giving a duly executed proxy bearing a later date, by voting via the Internet or telephone at a later date, or by voting in person at the Meeting. (CONTINUED ON REVERSE SIDE) Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.hePC.indd | 19‑Apr‑24 22:53 Sequence: 2 TRIM: 8.5 x 11 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none

Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.heQA.indd | 19‑Apr‑24 22:53 Sequence: 1 TRIM: 8 x 10 CYCLE#: 6 AS: NJM GRAPHICS - Page: east_wisconsisn_pms_logo.eps; ewsb_bancorp_inc_4c_logo.eps Master: none MSB-QA Questions & Answers about our conversion and stock offering

Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.heQA.indd | 19‑Apr‑24 22:53 Sequence: 2 TRIM: 8 x 10 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none This pamphlet answers questions about our conversion and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section. EWSB Bancorp, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of East Wisconsin Savings Bank from the mutual holding company to the stock holding company form of organization. GENERAL — THE CONVERSION Our board of directors has determined that the conversion is in the best interests of East Wisconsin Savings Bank, our customers and the communities we serve. Q. What is the conversion? A. Under our plan of conversion and Reorganization (the “Plan”), East Wisconsin Savings Bank will convert from the mutual holding company to the stock holding company form of ownership, through the sale of shares of EWSB Bancorp, Inc. common stock. Upon completion of the conversion, 100% of the common stock of EWSB Bancorp, Inc. will be owned by stockholders, and EWSB Bancorp, Inc. will own 100% of East Wisconsin Savings Bank. Refer to the Prospectus for further details. Q. What are the reasons for the conversion and offering? A. Our primary reasons for converting and raising additional capital through the offering are to: • increase capital to support future growth and profitability; • transition our company to a stock holding company structure; • enhance our ability to manage risk; and • enhance our community ties by providing customers and members of our community with the opportunity to acquire an ownership interest in EWSB Bancorp and East Wisconsin Savings Bank. Q. Is East Wisconsin Savings Bank considered “well-capitalized” for regulatory purposes? A. Yes. As of [TBD], East Wisconsin Savings Bank was considered “well-capitalized” for regulatory purposes. However, East Wisconsin Savings Bank is also subject to higher capital requirements pursuant to a memorandum if understanding with the Federal Deposit Insurance Corporation and the Wisconsin Department of Financial Institutions. Q. Will customers notice any change in East Wisconsin Savings Bank day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion. Q. Will the conversion and stock offering affect customers’ deposit accounts or loans? A. No. The conversion and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interruption. Deposit accounts will not be converted to stock. THE PROXY VOTE Although we have received conditional regulatory approval, the Plan is also subject to approval by East Wisconsin Savings Bank’s depositors. Q. Why should I vote “FOR” the Plan? A. Your vote “FOR” the Plan is very important to us. The Plan cannot be implemented without your approval. Each depositor as of [TBD] has received one or more proxy cards. These packages also included a Proxy Statement describing the Plan. Voting does not obligate you to purchase shares of common stock in the offering. Q. What happens if I don’t vote? A. Your vote is very important. Without sufficient favorable votes, we cannot complete the conversion and the related stock offering. Proxy Cards not voted will have the same effect as voting ‘‘Against’’ the proposal, so please vote all of your proxy cards today. Q. How do I vote? A. You may cast your vote immediately by internet or telephone by following the instructions on the proxy card. Internet and telephone voting are available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. Lastly, you may also deliver your signed proxy cards to any East Wisconsin Savings Bank office. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the Plan. Q. How many votes are available to me? A. Depositors of East Wisconsin Savings Bank at the close of business on [TBD] are entitled to one vote for each $100 or fraction thereof on deposit, up to a maximum of 1,000 votes per member. Proxy Cards are not imprinted with your number of votes. Votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one deposit account at East Wisconsin Savings Bank at the close of business on [TBD], you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you.

Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.heQA.indd | 19‑Apr‑24 22:53 Sequence: 3 TRIM: 8 x 10 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account(s). Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary. THE STOCK OFFERING AND ORDERING SHARES Q. How many shares are being offered and at what price? A. EWSB Bancorp, Inc. is offering for sale between 743,750 and 1,006,250 shares of common stock (subject to increase to 1,157,188 shares) at $10.00 per share. No sales commission will be charged to purchasers. Q. Who is eligible to order stock during the stock offering? A. Pursuant to the Plan, non-transferable rights to subscribe for shares of EWSB Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors of East Wisconsin Savings Bank with aggregate balances of $50 or more at the close of business on December 31, 2022; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors of East Wisconsin Savings Bank with aggregate balances of $50 or more at the close of business on March 31, 2024. Priority #4 — Depositors of East Wisconsin Savings Bank at the close of business on April 30, 2024. Shares not sold in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Outagamie Calumet or Winnebago Counties, Wisconsin. Shares not sold in the Subscription Offering and any Community Offering may be offered for sale to the general public through a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe for common stock in the Subscription Offering, as listed above, may subscribe for shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to subscribe shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the Subscription Offering. Q. How may I order shares during the Subscription Offering and any Community Offering? A. Shares can be ordered by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. If you are interested in ordering shares of EWSB Bancorp, Inc. common stock, complete the enclosed Stock Order Form and return it with full payment. You may return your stock order form and payment by (1) overnight delivery to the address indicated on the stock order form for this purpose; (2) in-person delivery to the Bank’s main office located at 109 West Second Street, Kaukauna, Wisconsin; or (3) regular mail using the stock order reply envelope provided. Q. What is the deadline for ordering shares? A. To order shares in the Subscription Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 3:00 p.m., Central Time, on [TBD]. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in three ways: (1) By personal check, bank check or money order, made payable to EWSB Bancorp, Inc. All checks and money orders will be deposited upon receipt. We cannot accept wires or third party checks. (2) By authorized deposit account withdrawal of funds from your East Wisconsin Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. IRA or other retirement accounts held at East Wisconsin Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below. (3) By cash. Please do not mail cash! Q. Will I earn interest on my funds? A. Yes. If you pay by cash, personal check, bank check or money order, you will earn interest at East Wisconsin Savings Bank’s statement savings rate, which is subject to change at any time and is currently [TBD]% per annum, from the date we receive your order until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a withdrawal from your East Wisconsin Savings Bank deposit account(s), your funds will continue earning interest within the account at the contract rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be ordered by a person or group of persons exercising subscription rights through a single deposit account held jointly is 15,000 shares ($150,000). Additionally, no person or entity together with any associate

Toppan Merrill - East Wisconsin Savings Bank S-1 EWSB Bancorp_ Inc.-Bank Conversion ED | 105037 | 24‑6407‑1.heQA.indd | 19‑Apr‑24 22:53 Sequence: 4 TRIM: 8 x 10 CYCLE#: 6 AS: NJM GRAPHICS - Page: none Master: none or group of persons acting in concert may order more than 30,000 shares ($300,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Conversion and Offering — Limitations on Common Stock Purchases”. Q. May I use my East Wisconsin Savings Bank individual retirement account (“IRA”) to order shares? A. It’s possible to use funds currently held in retirement accounts with East Wisconsin Savings Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at East Wisconsin Savings Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible but in no event later than two weeks before the [TBD] offering deadline. Your ability to use such funds may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I use a loan from East Wisconsin Savings Bank to order shares? A. No. East Wisconsin Savings Bank, by regulation, may not extend a loan to order common stock in the stock offering. Similarly, you may not use existing East Wisconsin Savings Bank line of credit checks to order stock in the stock offering. Q. May I change my mind after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the stock offering is terminated or is extended beyond [TBD] or the number of shares of common stock offered for sale is increased to more than [TBD] shares or decreased to less than [TBD] shares. Q. Are directors and executive officers of East Wisconsin Savings Bank planning to purchase stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 117,500 shares ($1,175,000) or approximately 15.8% of the shares to be sold in the offering at the minimum of the offering range. Q. Will the common stock be insured? A. No. Like any common stock, EWSB Bancorp, Inc.’s common stock will not be insured by the Federal Deposit Insurance Corporation or any other government agency. Q. Will dividends be paid on the stock? A. We do not currently intend to pay cash dividends to our stockholders, and no assurances can be given that any such dividends will be paid in the future. Refer to the prospectus section entitled “Our Policy Regarding Dividends” for further detail. Q. Where will the shares of EWSB Bancorp, Inc. trade? A. We expect that our common stock will be quoted on the OTCQB Market operated by the OTC Markets Group upon completion of the conversion and offering. Once the shares have begun trading, you may contact a firm that offers investment services in order to buy or sell shares. Q. If I purchase shares during the stock offering, when will I receive my shares? A. All shares of EWSB Bancorp, Inc. common stock sold in the stock offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at [TBD], from 10:00 a.m. to 3:00 p.m., Central Time, Monday through Friday. The Stock Information Center will be closed on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.